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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Form S-4 of our report dated January 22, 2002, appearing in the Annual Report on Form 10-K of Crossmann Communities, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
July 16, 2002